Offshore Logistics, Inc.
224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC.
ANNOUNCES HIGHER REVENUE, OPERATING INCOME AND NET INCOME
FOR THE SECOND FISCAL QUARTER
ENDED SEPTEMBER 30, 2004

LAFAYETTE, LOUISIANA (November 3, 2004) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the second quarter ended September 30, 2004 of $18.0 million, or $0.77 per diluted share, on revenues of $162.3 million, compared to net income of $8.5 million, or $0.37 per diluted share, on revenues of $140.8 million for the second quarter ended September 30, 2003. Net income in the prior year second quarter was affected by debt restructuring costs of $6.2 million (before tax) or $0.19 per diluted share relating to the Company’s issuance of $230 million 6 1/8% Senior Notes and the related redemption of previously issued debt.

Net income for the six months ended September 30, 2004 was $31.0 million, or $1.34 per diluted share, on revenues of $312.3 million, compared to net income of $16.8 million, or $0.74 per diluted share on revenues of $275.6 million for the six months ended September 30, 2003.

Bill Chiles, Chief Executive Officer and President of Offshore Logistics, Inc. said, “I am pleased to report another quarter of solid operating performance for all of our major business units. Bristow’s previously announced cost reduction measures in the North Sea are beginning to take effect as evidenced by the operating margin improvement in that market, despite a 6% reduction in flight activity from the similar quarter in the prior year. North Sea results also benefited from the impact of rate adjustments with certain customers. North American operations experienced slightly lower flight activity from the similar quarter in the prior year, which exerted a downward pressure on margins.”

“Conversely, activity in our International Business Unit is up 7% and the operating margin has improved from the prior year second quarter and sequentially from the June 2004 quarter. Increased activity in Australia, Nigeria, and Trinidad, and the acquisition of a new operation in Russia were the main contributors to this improvement.”

“The positive results delivered this quarter were produced without a dramatic improvement in drilling activity in either of our two largest markets. Given the current level of commodity prices and other industry fundamentals, we are optimistic that our customers’ exploration and development activity will increase in the near term resulting in increased opportunities for the Company.”

At September 30, 2004, the Company’s consolidated balance sheet reflected $486.7 million in shareholders’ investment, $134.3 million in cash and $263.6 million of indebtedness.

Management will conduct a telephonic conference to discuss its second quarter results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Thursday, November 4, 2004. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by Bill Chiles, Conference ID No. 1503648. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 1503648. The replay will be available until 11:59 PM EST, Thursday, November 11, 2004.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended September 30, 2004 and 2003, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
Revenue	$ 162,282	$ 140,803	$ 312,262	$275,553

Net Income	$ 18,036	$ 8,500	$ 31,006	$16,768

BASIC:
Earnings per common share	$ 0.79	$ 0.38	$ 1.36	$0.74

Weighted average number of
common shares outstanding	22,933	22,515	22,794	22,513

DILUTED:
Earnings per common share	$ 0.77	$ 0.37	$ 1.34	$0.74

Weighted average number of
common shares outstanding and
assumed conversions	23,325	22,673	23,126	25,244

Selected operating data:

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
	(in thousands, except flight hours)
Flight hours (excluding unconsolidated affiliates):
Helicopter activities:
North American Operations	32,606	34,147	64,424	65,025
North Sea Operations	11,071	11,742	21,314	23,143
International Operations	23,866	22,311	46,815	43,218
Technical Services	614	544	1,128	757

Total	68,157	68,744	133,681	132,143

Operating revenue:
Helicopter activities:
North American Operations	$42,973	$42,684	$84,804	$80,509
North Sea Operations	52,249	43,768	97,571	88,751
International Operations	53,323	41,863	102,179	83,597
Technical Services	8,604	9,267	18,232	16,080
Less: Intercompany	(10,015)	(8,858)	(21,330)	(16,493)

Total	147,134	128,724	281,456	252,444
Production Management Services	14,630	12,018	28,321	23,691
Corporate	1,335	3,068	5,118	5,951
Less: Intercompany	(4,375)	(4,381)	(8,789)	(8,764)

Consolidated total	$158,724	$139,429	$306,106	$273,322

Operating income:
Helicopter activities:
North American Operations	$7,083	$9,754	$14,704	$13,559
North Sea Operations	10,018	3,319	16,378	8,698
International Operations	8,072	5,351	15,273	11,751
Technical Services	26	128	(2,748)	272

Total	25,199	18,552	43,607	34,280
Production Management Services	1,002	780	1,766	1,403
Corporate	(3,416)	(685)	(4,645)	(1,420)
Gain on disposal of assets	3,558	1,374	6,156	2,231

Consolidated total	$26,343	$20,021	$46,884	$36,494

Operating margin:
Helicopter activities:
North American Operations	16.5%	22.9%	17.3%	16.8%
North Sea Operations	19.2%	7.6%	16.8%	9.8%
International Operations	15.1%	12.8%	14.9%	14.1%
Technical Services	0.3%	1.4%	(15.1)%	1.7%
Total	17.1%	14.4%	15.5%	13.6%
Production Management Services	6.8%	6.5%	6.2%	5.9%
Consolidated total	16.6%	14.4%	15.3%	13.4%

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include the possibility that the benefit from rate increases and cost savings in the North Sea Operations is not long lived, that the increased activity from Australia, Nigeria, Trinidad and Russia does not continue and even if it does, that it does not result in margin improvement and, that in spite of the current commodity prices, our customers’ exploration and development activity does not increase in the near term. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2004 and the Company’s report on Form 10-Q for the quarter ended June 30, 2004.

Investor Relations
Contact: H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
	(in thousands, except per share amounts)
Gross revenue:
Operating revenue	$158,724	$139,429	$306,106	$273,322
Gain on disposal of assets	3,558	1,374	6,156	2,231

	162,282	140,803	312,262	275,553
Operating expenses:
Direct cost	114,671	102,847	222,339	202,673
Depreciation and amortization	10,580	9,195	21,030	19,299
General and administrative	10,688	8,740	22,009	17,087

	135,939	120,782	265,378	239,059

Operating income	26,343	20,021	46,884	36,494
Earnings from unconsolidated affiliates, net	2,401	3,047	3,921	4,950
Interest income	747	644	1,183	1,048
Interest expense	3,985	4,990	7,914	8,955
Loss on extinguishment of debt	--	(6,205)	--	(6,205)
Other income (expense), net	473	380	561	(1,894)

Income before provision for income taxes and
minority interest	25,979	12,897	44,635	25,438
Provision for income taxes	7,794	3,868	13,391	7,631
Minority interest	(149)	(529)	(238)	(1,039)

Net income	$18,036	$8,500	$31,006	$16,768

Net income per common share:
Basic	$0.79	$0.38	$1.36	$0.74

Diluted	$0.77	$0.37	$1.34	$0.74

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2004	March 31, 2004

	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$134,257	$85,679
Accounts receivable	130,642	121,146
Inventories	138,560	133,073
Prepaid expenses and other	14,479	10,874

Total current assets	417,938	350,772
Investments in unconsolidated affiliates	29,154	38,929
Property and equipment - at cost:
Land and buildings	27,746	26,594
Aircraft and equipment	792,917	797,783

	820,663	824,377
Less: Accumulated depreciation and amortization	(242,075)	(238,721)

	578,588	585,656
Goodwill	26,824	26,829
Other assets	41,031	42,717

	$1,093,535	$1,044,903

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Accounts payable	$34,251	$27,439
Accrued liabilities	64,985	65,257
Deferred taxes	660	1,802
Current maturities of long-term debt	5,426	4,417

Total current liabilities	105,322	98,915
Long-term debt, less current maturities	258,216	251,117
Other liabilities and deferred credits	145,625	147,326
Deferred taxes	93,132	92,042
Minority interest	4,525	9,385
Stockholders' Investment:
Common Stock, $.01 par value, authorized 35,000,000
shares; outstanding 23,231,910 and 22,631,221 at
September 30 and March 31, respectively (exclusive of
1,281,050 treasury shares)	232	226
Additional paid-in capital	154,978	141,384
Retained earnings	383,608	352,602
Accumulated other comprehensive loss	(52,103)	(48,094)

	486,715	446,118

	$1,093,535	$1,044,903